UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia  22207
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 15, 2010, founding director Robert H. L’Hommedieu (84) notified the board of directors of Virginia Commerce Bancorp, Inc. (the “Company”) that he will retire from the boards of directors of both the Company and its banking subsidiary, Virginia Commerce Bank (the “Bank”), effective December 31, 2010.  In connection with his retirement, Mr. L’Hommedieu will also step down as Chairman of the Company’s Audit Committee.  Mr. L’Hommedieu will continue to be involved with the Company and the Bank, serving as a Director Emeritus, a nonvoting position that will allow him to offer his valuable experience and insights to the boards of directors.  The Company wishes to express its appreciation for Mr. L’Hommedieu’s long and valued service.

          A press release announcing Mr. L’Hommedieu’s retirement is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Shell company transactions.  Not applicable.

(d)  Exhibits.

          99        Press Release dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive
Officer

Dated:	December 21, 2010